Exhibit 10.16

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement, dated October 1, 2004, is between Nara Bancorp, Inc., (the “Company”) and Ho Yang, an individual residing at _________, California (“Executive”).

1. POSITION AND RESPONSIBILITIES

     a. Position. Executive is employed by the Company to render services to the Company in the position of President and Chief Executive Officer. Executive shall report to the Board of Directors’ of the Company. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Board of Directors’ of the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive will be based out of the Company’s main office, currently located in Los Angeles, and acknowledges that travel to other locations will be necessary. Executive shall devote his entire working time, energy and attention, to the best of Executive’s abilities and using Executive’s best efforts, to the business and affairs of the Company and its affiliates.

     b. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company.

     c. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

     d. Regulatory Approvals. This Agreement shall be subject to the receipt of all necessary regulatory approvals, waivers or consents (if applicable), including, but not limited to, the receipt of all necessary approvals, waivers or consents of Nara Bank’s regulators (if applicable), as well as the satisfactory completion of all necessary background checks.

2. COMPENSATION AND BENEFITS

     a. Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred and Seventy Five Thousand Dollars ($275,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

     b. Stock Options. The Company shall recommend to the Board of Directors that Executive be provided with an option to purchase 120,000 shares of the Common Stock of the Company, vested over three (3) years (1/3 annually after each year of service, as follows, 33%, 33% and 34%). This recommendation will be considered for approval at the Company’s next Board of Directors’ meeting. The price per share of any approved options will be determined at that meeting. Executive’s entitlement to any stock options that may be approved is conditioned upon Executive’s signing of the Stock Option Agreement and is subject to its terms and the terms of the Stock Option Plan under which the options are granted, including vesting requirements.

     c. Profit Sharing. Executive shall be entitled, annually during the Initial Term (as defined below) of this Agreement, to a profit sharing payment equal to 4% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss). The amount of the profit sharing shall be capped at and shall not exceed 100% of Base Salary. The amount of any profit sharing after the Initial term shall be mutually agreed upon between Executive and the Board of Directors’ of the Company. Determination of the profit sharing amount payable under this section will be based on audited financial results of Nara Bancorp, Inc. and will only be paid after the completion of the year-end financial audit by Nara Bancorp, Inc.’s independent auditor. If necessary, Executive’s profit sharing will be pro-rated for the first and last year of service.

     d. Benefits. Executive will be eligible to participate in any life insurance benefits as well as medical, dental, vision, disability, pension, ESOP, and other employee benefits plans of Company on the same basis as the executive officers of Company. In addition, the Company will offer Executive four (4) weeks (20 working days) of paid vacation per year plus various federal holidays as well as one (1) day of sick leave with pay per month pursuant to Nara’s policies.

     e. Car Allowance. Company shall provide Executive with a company car. The type of car to be provided by the Company shall be mutually agreed upon by Executive and the Board of Directors’ of the Company.

     f. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

3. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

     a. a. Term. The initial term of this Agreement shall be three (3) years (“Initial Term”) and shall commence on Feb. 4, 2005.

     b. At-Will Termination by Company. The employment of Executive shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease.

     c. Severance. Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive during the Initial Term, Executive will be eligible to receive an amount equal to twelve (12) months of the then-current Base Salary of the Executive payable in the form of salary continuation (i.e. a combined severance amount not exceeding $275,000). Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive at any time after the Initial Term, Executive will be eligible to receive an amount equal to three (3) months of the then-current Base Salary of the Executive payable in the form of salary continuation (i.e. a combined severance amount not exceeding $68,750). Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company in writing. Executive’s eligibility for severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A. Executive shall not be entitled to any severance payments if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section 4 below) or if Executive’s employment is terminated by Executive (in accordance with Section 5 below).

4. OTHER TERMINATIONS BY COMPANY

     a. Termination for Cause. For purposes of this Agreement,“For Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within twenty days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease.

     b. By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

     c. By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

5. TERMINATION BY EXECUTIVE

At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon eight (8) weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the four week notice period. Thereafter all obligations of the Company shall cease. Executive shall not be entitled to severance payment if Executive terminates employment with the Company.

6. TERMINATION OBLIGATIONS

     a. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

     b. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

7. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

     a. Proprietary Information Agreement. Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

     b. Non-Solicitation. Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his employment.

     c. Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8. ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit C.

9. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10. ASSIGNMENT; BINDING EFFECT

     a. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

     b. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

3701 Wilshire Blvd., Suite 220
Los Angeles, CA 90010
Attn: Director of Legal Affairs

Executive’s Notice Address:

12. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13. TAXES

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this agreement, including but not limited to Exhibits B and C, shall survive the termination of employment and the termination of this Agreement.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

18. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

19. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Executive Proprietary Information and Inventions Agreement attached as Exhibit B, the Arbitration Agreement attached as Exhibit C, and the Stock Plan and Stock Option Agreement of the Company). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

20. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

In Witness Whereof, the parties have duly executed this Agreement as of the date first written above,

Nara Bancorp, Inc.,				Executive:

By:	-s-	(ILLEGIBLE)	-s-	(ILLEGIBLE)

Name

Title:		CHAIRMAN EMERITUS

EXHIBIT A

RELEASE AND COVENANT

     This letter sets forth the agreement of Nara Bancorp, Inc., (the “Company”) and Ho Yang (“Executive”) relating to the termination of Executive’s employment with Company. Subject to the execution of this Agreement, the parties hereto agree as follows:

     Termination of Employment.

     (A). Executive agrees and acknowledges that the termination of his employment with Company shall be effective as of                      (the “Termination Date”).

     (B). Executive acknowledges Executive’s obligation to promptly return to the Company all property of the Company in Executive’s possession including, without limitation, keys, credit cards, cell phones, pagers, computers, office equipment, documents and files and instruction manuals on or before the Termination Date, or earlier if so requested by the Company. After the Termination Date, the Company shall forward all mail addressed to Executive to the most recent address provided by Executive to the Company

     Mutual Releases.

     1. In consideration of the foregoing and the benefits paid and payable to Executive under the Employment Agreement, Executive hereby waives all claims against Company, its affiliates and their respective officers, directors and executives (hereinafter the “Releases”), and releases and discharges the Releases from liability for any and all claims and damages that Executive may have against them as of the date of this Agreement, whether known or unknown, including, but not limited to, any claims arising out of his employment relationship with Company or its affiliates or the termination of such employment, or any violation of any federal, state or local fair employment practice law, including Title VII of the Civil Rights Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act as amended by the Older Workers’ Benefit Protection Act, the California Fair Employment and Housing Act, or any other employee relations statute, rule, executive order, law or ordinance, tort, express or implied contract, public policy or other obligations; provided, however, that nothing herein shall be deemed a waiver or release of Executive’s right to enforce the obligations of Company under this Agreement or the Executive Employment Agreement or Executive’s rights to indemnification to the fullest extent provided by law or in any applicable certificate of incorporation, charter or similar document, by-laws or contract.

     Executive acknowledges that Executive has had up to 21 days to consider the terms of this Agreement and is hereby advised by Company to discuss the terms of this Agreement with an attorney unrelated to Company prior to signing this Agreement. Executive further acknowledges that Executive is entering into this Agreement freely, knowingly, and voluntarily, with a full understanding of its terms. Executive also acknowledges that Executive will have 7 days from the date he signs this Agreement to revoke the Agreement by notifying the General Counsel of the Company in writing.

     2. In consideration of the performance by Executive of the covenants and undertakings made herein by Executive, Company on behalf of itself and its affiliates hereby waives all claims against Executive and releases and discharges Executive from liability for any and all claims and damages that any of them may have against Executive as of me date of this Agreement, whether known or unknown, including Executive’s employment relationship with Company or its affiliates or the termination of such employment; provided, however, that nothing herein shall be deemed a waiver or release of the right of Company or its affiliates to enforce the obligations of Executive under this Agreement or the Executive Employment Agreement or for any claims arising from a breach of Executive’s fiduciary duty of loyalty to the Company or its affiliates.

     Waiver. Each of the Company and Executive hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

“Section 1542. General Release – Claim extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each of the Company and Executive understands and acknowledges that the significance and consequences of this waiver of Section 1542 of the Civil Code is that even if the Company and Executive, as the case may be, should eventually suffer damages arising out of Executive’s employment relationship with the Company and its affiliates, or termination of such employment, such party will not be permitted to make any claim for those damages except as expressly permitted by this Agreement. Furthermore, each of the Company and Executive acknowledges that such party intends these consequences even as to claims for injuries and/or damages that may exist as of the date of this Agreement but which Executive or the Company, as the case may be, does not know exist, and which, if known, would materially affect such party’s decision to execute this Agreement.

     Cooperation. Executive agrees to cooperate fully with Company and to provide such information as Company may reasonably request with respect to any Company-related transaction, investment or other matter in which Executive was involved in any way while employed by Company.

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     No Reliance. The parties hereto represent and acknowledge that, in executing this Agreement, they do not rely and have not relied upon any representation or statement, written or oral, made by either of the parties or by either of the parties’ agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall also inure to the benefit of all the Releasees and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall not be assignable by Executive.

     No Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof, or as a waiver of a breach of any other provision.

     Interpretation: Choice of Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Agreement and all provisions hereof shall be governed by and construed under the laws of the State of California without regard to the choice of law rules thereof.

     Acknowledgment. Executive acknowledges that Executive has carefully read this Agreement, fully understands and accepts all of its provisions, and signs it voluntarily of Executive’s own free will. Executive further acknowledges that Executive has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of Executive’s choice.

NARA BANK, N.A..
By:
Name:
Title:

Agreed and Accepted

Ho Yang

3

EXHIBIT B

EMPLOYEE PROPRIETARY INFORMATION AND
INVENTIONS AGREEMENT

     In partial consideration and as a condition of my employment or continued employment with Nara Bancorp, inc., (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the “Company”), and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

1. Confidentiality Obligation.

     I will hold all Company confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential information, except (a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of the Company, “Confidential Information” is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes, but is not limited to, inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, software licenses, techniques, sequences, source codes, mask works, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel lists of suppliers, business plans, business opportunities, or financial statements.

2. Information of Other.

     I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company’s premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

3. Company Property.

     All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, I will promptly deliver all such materials to the Company and will sign and deliver to the company the “Termination Certificate” in substantially the form attached hereto as Exhibit 1.

4. Ownership of Inventions.

     All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of the Company or from access to the Company Confidential Information or property whether or not patentable, copyrightable, or qualified for mask work protection (collectively “Inventions”) shall be the property of the Company, and, to the extent permitted by Law, shall be “work made for hire.” I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 5 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist the Company (at its expense) to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions.

5. Excluded Inventions

     Attached, as Exhibit 2 is a list of all inventions, improvements, and original works of authorship, which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by the Company. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualified under Section 2870 of the California Labor code, which reads:

“a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

6. Patent applications.

     If the Company files an original United States patent application covering any invention of which I am a named inventor, I will receive an inventor’s fee of $100.

7. Prior Contracts.

     I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings, which would restrict and impair my performance of this Agreement.

8. No Employment Agreement.

     Left Intentionally Blank

9. Miscellaneous.

9.1 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of California.

9.2 Enforcement. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall he deemed valid, and enforceable to the fullest extent possible.

9.3 Injunctive Relief; Consent to Jurisdiction. I acknowledge and agree that damages will not be on adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the Sate of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

9.4 Arbitration. I further agree to sign and be bound by the terms of the Arbitration Agreement, as set forth in Exhibit C to my Executive Employment Agreement.

9.5 Waiver. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

9.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

9.7 Headings. The Sections headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

9.8 Entire Agreement; Modifications. This Employee Proprietary Information and Inventions Agreements contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

     IN WITNESS WHEREOF, I have executed this document as of the first day of October, 2004

-s-	(ILLEGIBLE)

Employee Signature
RECEIPT ACKNOWLEDGED:
NARA BANCORP, INC.,

By:

Title:

California Labor Code

Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

     (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Exhibit 1

Nara Bank, N.A.

TERMINATION CERTIFICATION

     This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, reproductions of any of the aforementioned items, belonging to Nara Bank, N.A,, its parent, subsidiaries, affiliates, successors, or assigns (together, the “Company”).

     I further certify that I have complied with all the terms of the Company’s Employee Proprietary Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employee Proprietary Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Proprietary Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date:

Employee’s Signature

Type/Print Employee’s Name

EXHIBIT 2

(Excluded Inventions. Improvements, and
Original Works of Authorship)

Title	Date	Identifying Number Or Brief Description

EXHIBIT C

AGREEMENT TO ARBITRATE DISPUTES

     While Nara Bancorp, Inc., hopes that employment disputes will not occur, Nara Bancorp, Inc., believes that where such disputes do arise, it is in the mutual interest of everyone involved to handle them pursuant to binding arbitration, which generally resolves disputes quicker than court litigation and with a minimum of disturbance to all parties involved. By entering into this agreement to arbitrate the “Arbitration Agreement”), Nara Bancorp, Inc,, and Ho Yang (“Executive”) are waiving the right to a jury trial for all employment-related disputes.

     Nara Bancorp. Inc., and the Executive hereby agree that any dispute with any party (including Nara Bancorp. Inc.’s affiliates, successors, predecessors, contractors, employees, directors and agents) that arises out of or relates to Executive’s employment with Nara Bancorp or any of its affiliates or the termination of such employment, shall be resolved exclusively through binding arbitration. This Arbitration Agreement applies to all statutory, contractual and common law claims including, but not limited to, claims arising under Title VII of the Civil Rights Action of 1964; the Age Discrimination in Employment Act; the Equal Pay Act of 1963; the California Fair Employment and Housing Act; the California Labor Code; the Fair Labor Standards Act; and the Americans with Disabilities Act. The Arbitrator shall also resolve any dispute concerning the interpretation, application, or validity of this Arbitration Agreement. Both Nara Bancorp, Inc., and the Executive shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This Arbitration Agreement does not apply to claims for workers’ compensation benefits, claims arising under ERISA (29 U.S.C. §§ 1001, et. seq.) or provisional remedies under California Code of Civil Procedure section 12818.

     This Arbitration Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.) and the employment dispute resolution rules of the American Arbitration Association. Nara Bancorp, Inc., shall pay the costs of the arbitrator. Each party shall pay its own costs and attorneys’ fees, except that the arbitrator may award costs and attorneys’ fees to the prevailing party to the extent permitted by law. The parties will be permitted to conduct discovery as provided by Code of Civil Procedure section 1283.05 . The Arbitrator shall decide the claim(s) of the Executive individually and the Arbitrator may not join or consolidate any claim by another employee or third party, except with the prior written consent of Nara Bancorp, Inc., and Executive. The Arbitrator shall, within thirty days after the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision.

NARA BANCORP, INC.,
By:
Name:

Agreed and Accepted

Ho Yang